SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: December 1, 1999 Date of earliest event reported: November 16, 1999

PFIZER INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3619 (Commission File Number)	13-5315170 (I.R.S. Employer Identification No.)

235 East 42nd Street New York, New York (Address of principal executive offices)		10017 (Zip Code)

Registrant's telephone number, including area code: (212) 573-2323

Item 5. Other Events

Attached and incorporated herein by reference as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4, respectively, are copies of (1) a press release of Pfizer Inc. dated November 19, 1999 announcing that the Court of Chancery in Delaware ordered an accelerated hearing with respect to Pfizer's action to enjoin the proposed merger of Warner-Lambert Company and American Home Products Corporation, (2) a press release of Pfizer Inc. dated November 23, 1999 announcing that Pfizer had filed a complaint against Warner-Lambert Company and American Home Products Corporation alleging, among other things, breach of a standstill agreement, (3) an advertisement published by Pfizer Inc. on November 16, 1999 discussing its proposed merger with Warner-Lambert Company which appeared in major news publications, including The New York Times and The Wall Street Journal, and (4) a letter to shareholders dated November 22, 1999 from William C. Steere, Jr., Chairman of the Board and Chief Executive Officer of Pfizer Inc.

This Current Report on Form 8-K contains or incorporates by reference forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Pfizer Inc. with the Securities and Exchange Commission, which identify important risk factors that could cause actual results to differ from those contained in any forward-looking statements.

Item 7(c). Exhibits

99.1

Press release of Pfizer Inc. dated November 19, 1999 announcing that the Court of Chancery in Delaware ordered an accelerated hearing with respect to Pfizer's action to enjoin the proposed merger of Warner-Lambert Company and American Home Products Corporation.

99.2

Press release of Pfizer Inc. dated November 23, 1999 announcing that Pfizer had filed a complaint against Warner-Lambert Company and American Home Products Corporation alleging, among other things, breach of a standstill agreement.

99.3	Advertisement of Pfizer Inc. published November 16, 1999.
99.4	Letter to shareholders dated November 22, 1999 from William C. Steere, Jr., Chairman of the Board and Chief Executive Officer of Pfizer Inc.

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

Dated: December 1, 1999	By: /s/ MARGARET M. FORAN Name: Margaret M. Foran Title: Vice President - Corporate Governance

Index to Exhibits

99.1

Press release of Pfizer Inc. dated November 19, 1999 announcing that the Court of Chancery in Delaware ordered an accelerated hearing with respect to Pfizer's action to enjoin the proposed merger of Warner-Lambert Company and American Home Products Corporation.

99.2

Press release of Pfizer Inc. dated November 23, 1999 announcing that Pfizer had filed a complaint against Warner-Lambert Company and American Home Products Corporation alleging, among other things, breach of a standstill agreement.

99.3	Advertisement of Pfizer Inc. published November 16, 1999.
99.4	Letter to shareholders dated November 22, 1999 from William C. Steere, Jr., Chairman of the Board and Chief Executive Officer of Pfizer Inc.